Exhibit 99.2

Platinum Eagle Acquisition Corp. Shareholders Approve Definitive Merger Agreement with
Target Logistics Management, LLC and RL Signor Holdings, LLC

Combined company to be renamed Target Hospitality Corp. and will continue to be listed on Nasdaq Stock Market

Merger to create the U.S.’s largest provider of specialty rental accommodations combining most attractive elements of premium catering and hospitality value-add services

Los Angeles, California & The Woodlands, Texas (March 6, 2019) – Platinum Eagle Acquisition Corp. (Nasdaq: EAGL) (“Platinum Eagle”), a publicly traded special purpose acquisition company, Target Logistics Management, LLC (“Target Lodging”), and RL Signor Holdings, LLC (“Signor Lodging”) announced today that Platinum Eagle’s shareholders have voted to approve the merger agreements for a business combination transaction at the extraordinary general meeting of shareholders held on March 6, 2019. Approximately 93.1% of the shares voted were voted in favor of the transaction to create the largest provider of specialty rental accommodations with premium catering and value-add hospitality services in the U.S. The respective boards of directors or managers, as applicable, of Platinum Eagle, Target Lodging and Signor Lodging had previously approved the proposed business combination transaction and recommended that its shareholders vote in favor.

The merger is expected to close no later than March 15, 2019, subject to the satisfaction of certain closing conditions, including, among other things, the receipt of requisite debt financing. In connection with the closing, Target Lodging and Signor Lodging will become wholly-owned subsidiaries of Platinum Eagle and Platinum Eagle will change its name to Target Hospitality Corp. The combined company’s common stock and warrants will continue be listed on Nasdaq’s Capital Market under the new ticker symbols “TH” and “THWWW,” respectively.

Brad Archer, CEO of Target Lodging, said, “This merger and our entrance into the public markets will be a milestone event for our company made possible through the hard work and dedication of our employees, our vendors, and our financial sponsors. We thank them for their support and look forward to continue working with them in realizing Target Hospitality’s full potential.”

Jeff Sagansky, CEO of Platinum Eagle, commented, “Target’s executive management team has done an exceptional job in delivering superior financial performance while enhancing the experiences of their guests. Their efforts have not only resulted in an incredible track record for achievement but have also laid the foundation for continued success.”

Stephen Robertson, Co-Founder of TDR Capital, added, “This merger brings together the expertise of Target Lodging, Signor Lodging and Platinum Eagle to form Target Hospitality, and with that the future of Target Hospitality has never been brighter.”

Deutsche Bank Securities Inc. and BofA Merrill Lynch served as capital markets advisors and private placement agents to Platinum Eagle. Oppenheimer & Co. Inc. acted as exclusive financial advisor on the transaction.  Deutsche Bank Securities Inc. served as general financial advisor to Platinum Eagle. Winston & Strawn LLP acted as legal advisor to Platinum Eagle and Allen & Overy LLP acted as legal advisor to Target Lodging and Signor Lodging.

About Platinum Eagle Acquisition Corp.

Platinum Eagle was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Platinum Eagle raised $325 million in its initial public offering and began trading on Nasdaq in January 2018. Its Class A ordinary shares, units and warrants trade under the ticker symbols EAGL, EAGLU and EAGLW, respectively.

About Target Lodging

Founded in 1978, Target Lodging is the largest vertically integrated specialty rental and hospitality services company in the United States. The company is principally focused on building, owning and operating housing communities across several end markets, including oil, gas, energy infrastructure and government. Target Lodging provides cost-effective and customized specialty rental accommodations, culinary services, and hospitality solutions, including site design, construction, operations, security, housekeeping, catering, concierge services, and health and recreation facilities as part of its integrated housing and hospitality communities. Target Lodging was named by Inc. magazine in 2012 and 2013 as one of “America’s Fastest Growing Private Companies.” Target Lodging has been an Algeco company since 2013.

About Signor Lodging

Signor Lodging, founded in 1990, specializes in superior remote workforce housing serving oil and gas customers throughout the Permian and Eagle Ford Basins. Signor Lodging operates nine properties across West Texas, Southeast New Mexico and Oklahoma.

Forward-Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Platinum Eagle's, Target Lodging’s or Signor Lodging’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements include, without limitation, the satisfaction of the closing conditions of the Business Combination and the timing of the completion of the Business Combination. Important factors, among others, that may affect actual results or outcomes include the inability to complete the business combination (including due to the failure to satisfy certain closing conditions); the inability to recognize the anticipated benefits of the proposed business combination; the inability to meet Nasdaq listing standards; costs related to the business combination; Target Hospitality’s ability to manage growth; Target Hospitality’s ability to execute its business plan and meet its projections; Target Hospitality’s ability to identify, consummate and integrate acquisitions; rising costs adversely affecting Target Hospitality’s profitability; potential litigation involving Platinum Eagle, Target Lodging, Signor Lodging, or after the closing, Target Hospitality, and general economic and market conditions impacting demand for Target Lodging’s products and services, and in particular economic and market conditions in the oil industry in the markets in which Target Hospitality operates. None of Platinum Eagle, Target Lodging or Signor Lodging undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors

Narinder Sahai

Tel: 832-702-8009

Email: Narinder Sahai

Rodny Nacier

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Email: Rodny Nacier

Media

Jason Chudoba

Tel: 646-277-1249

Email: Jason Chudoba

Elyse Gentile

Tel: 646-677-1823

Email: Elyse Gentile